Exhibit 32.2

WRITTEN STATEMENT OF JEFFERY M. JACKSON

On this day, Sabre Holdings Corporation (the “Company”) filed with the Securities and Exchange Commission an Annual Report on Form 10-K for the period ending December 31, 2006 (the “Report”).

This written statement accompanied the Report.

I, Jeffery M. Jackson, the Chief Financial Officer of the Company, hereby certify that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JEFFERY M. JACKSON
Executive Vice President and
Chief Financial Officer
February 23, 2007